3.2

                       FORM OF BRIDGE FINANCING NOTE AND
                   FORM OF BRIDGE LOAN AND SECURITY AGREEMENT



BRIDGE LOAN AND SECURITY AGREEMENT
Page 1 of 16

                       BRIDGE LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                               GREG PLUNKETT, INC.
                            A CALIFORNIA CORPORATION

                                       AND

                                 , AN INDIVIDUAL


         This BRIDGE LOAN AND SECURITY AGREEMENT (the "Agreement") is made this
day of                                                  , 1995, by and between
             , an individual (the "Investor"), and Greg Plunkett, Inc., a California Corporation ("Plunkett"). The Investor and Plunkett are referred to collectively herein as the "Parties."

         In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the Parties agree as follows:

1.  Loan Amount.  The Investor agrees to loan, on          , 1995, to Plunkett
the aggregate principal amount of $             (the "Loan"). The Loan will be
made for the purpose of paying normal and reasonable operating expenses and obtaining and paying for professional services in connection with the offering of securities of Plunkett.

2. Promissory Note. In consideration thereof, Plunkett will issue, cause to be executed and deliver to the Investor, upon the execution hereof, a promissory note in the principal amount equal to the amount of the Loan, upon the terms and conditions specified herein, and in the form set forth in Exhibit A, hereto (the "Note").

3. Periodic Finance Charges. All principal and interest then outstanding shall bear interest at the lesser of fifteen (15%) percent per annum, or the maximum legal rate.

4.  Payments.

         4.1 All interest outstanding shall be due and payable on a quarterly basis, fifteen (15) days after the end of each calendar quarter.

         4.2 Plunkett shall make payments of principal and accrued interest of the Note to Investor upon the closing of any offering of securities by Plunkett, regardless of whether such offering is registered with the Securities and Exchange Commission or exempt from such registration (an "Offering"), or upon the closing of a merger of Plunkett with or into another entity, or other such change in control of Plunkett (a "Business Combination"), as follows:


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BRIDGE LOAN AND SECURITY AGREEMENT
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Plunkett shall pay to the Investor a pro rata share of twenty-five percent (25%)
of the net proceeds of each Offering or Business Combination, or subsequent Offering or Business Combination, or portion thereof, until such time as the entire principal amount, and accrued interest of the Note is paid in full. For purposes of this section 5.2, the term "closing" shall mean the occurrence of any event after which Plunkett shall have the right to receive proceeds of the Offering or Business Combination. For purposes hereof, Investor's pro rata share of any distribution made pursuant to this Section 5.2 shall be calculated as a percentage derived as follows: (i) the principal amount of the Notes held by Investor, divided by (ii) the aggregate principal amount of all Notes placed or issued by Plunkett in the Notes Offering. For purposes of this section 5.2, the term "net proceeds" shall mean the proceeds of any Offering or Business Combination less the reasonable expenses of such Offering or Business Combination.

         4.3 If the principal and accrued interest on the Note remains outstanding on the close of business on the first anniversary of the date of issuance hereof, Plunkett shall pay to the Investor the entire principal amount owing under the terms of this Agreement and the accompanying promissory note, such that the Note, including accrued interest, shall be paid in full.

         4.4 Plunkett may, from time to time, in its sole discretion, make one or more periodic payments to the Investor. Such payments shall be credited to Plunkett's account on the date that such payment is placed in the United States Mail, first class postage prepaid, by Plunkett. Such payments shall be applied first to accrued and unpaid interest, and then to the principal amount then outstanding.

5. Guarantee of Repayment. Pursuant to the Guarantee Agreement between Pacific Acquisition Group, Inc. ("PAG") and the Investor, executed separately and attached hereto as Exhibit "B," and incorporated herein by reference in its entirety, PAG hereby agrees to issue to Investor shares of Series B Convertible Preferred Stock of PAG, in the event that Plunkett fails to make payment under the terms prescribed above in Section 5.

6. Default Provisions. The occurrence of one or more of the following events shall constitute an event of default of this entire Agreement:

         6.1 The nonpayment of any principal or interest by Plunkett on this loan when the same shall have become due and payable.

         6.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging Plunkett a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Plunkett under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of Plunkett, or any substantial part if its property, or if the Collateral, as defined in Section 10, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree


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BRIDGE LOAN AND SECURITY AGREEMENT
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or order unstayed and in effect for a period of sixty (60) consecutive days.

         6.3 The institution by Plunkett of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or if the Collateral, as defined in Section 10, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Plunkett shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, or if there is an admission in writing by Plunkett of its inability to pay its debts generally as they become due, or the taking of corporate action by Plunkett in furtherance of any such action.

         6.4 Default in the obligation of Plunkett for borrowed money, other than this Loan, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of Plunkett under any note, indenture, contract, or agreement.

         6.5 Plunkett's failure to comply with any material term, obligation, covenant, or condition contained in this Agreement, within 10 days after receipt of written notice from the Investor demanding such compliance.

         6.6 Any warranty, covenant, or representation made to the Investor by Plunkett under this Agreement, proves to have been false in any material respect when made or furnished.

         6.7 Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral, other than those existing as of the date hereof, which is not discharged by Plunkett within 10 days.

         6.8 Any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Investor.

7. Acceleration. At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 7 above. Any attorneys' fees and other expenses incurred by the Investor in connection with Plunkett's bankruptcy or any of the other events described in Section 7 shall be additional indebtedness of Plunkett secured by this Agreement.




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BRIDGE LOAN AND SECURITY AGREEMENT
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8. Appointment of PAG as Agent of Investor. Investor hereby appoints PAG as its agent for the purpose of enforcing its rights prescribed under Section 10, hereof, which appointment shall remain in effect until the earlier of (i) termination of PAG's Guarantee of Plunkett's indebtedness to Investor, or (ii) payment in full by Plunkett of all indebtedness to Investor as provided hereunder. The parties agree that if PAG's agency is terminated by Investor prior to the payment in full by Plunkett of all indebtedness to Investor, as provided hereunder, PAG's Guarantee of Plunkett's indebtedness to Investor shall be immediately terminated. All references in Section 10, hereof, to the rights and duties of Investor shall be carried out by PAG as agent for investor, in agents sole discretion. PAG may conclusively rely on, and shall be protected when it acts in good faith upon, any statement, certificate, notice, request, consent, order or other document which it believes to be genuine and which has been signed by the proper party. Provided it uses due care, PAG shall have no duty or liability to verify any such statement, certificate notice, request consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Agreement. PAG shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it is indemnified to its satisfaction. PAG may consult counsel in respect of a question arising under this Agreement and shall not be liable for any action taken, or omitted, in good faith upon advise of such counsel.

         PAG is not required to defend any legal proceedings which may be instituted against it with respect to the subject matter of this Agreement, unless the full cost and expense of such defense, to the satisfaction of PAG, is provided for by Plunkett or Investor. Investor specifically agrees to fully indemnify and hold harmless PAG from any expense, cost or liability incurred by any of them by reason of this Agreement, including without limitation, attorneys fees, costs or other expenses. If PAG does incur any out-of-pocket expenses in the performance of its duties under this Agreement, including without limitation reasonable attorneys fees and costs, Investor agrees to reimburse PAG for all such reasonable expenses immediately upon demand.

9.       Security Agreement.

         9.1 Grant of Security Interest. Plunkett, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to the Investors, collectively, for security, all of Plunkett's existing and future right, title and interest in the property listed in Section 9.2 of this Agreement. This security interest is granted to the Investors, collectively, to secure (a) the payment of the indebtedness evidenced by the certain promissory notes in the aggregate principal amount of $300,000, bearing interest at 15% per annum, and maturing one year from the issuance thereof, issued by Plunkett (the "Notes"), including all renewals, extensions, and modification thereof; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by under this Agreement; and
(c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement.

         9.2 Property. The property subject to the security interest (the "Collateral") is as follows:


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BRIDGE LOAN AND SECURITY AGREEMENT
Page 5 of 16

                  9.2.1    Equipment.  All equipment of Plunkett.

                  9.2.2 Accounts Receivable and Other Intangibles. All of Plunkett's accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; general intangibles and all other forms of receivables, and all guaranties and securities therefor.

                  9.2.3 Inventory and Other Tangible Personal Property. All of Plunkett's inventory, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in Plunkett's business and all other tangible personal property of Plunkett.

                  9.2.4 After-Acquired Property. All property of the types described in Sections 9.2.1 - 9.2.3, or similar thereto, that at any time hereafter may be acquired by Plunkett, including but not limited to all accessions, parts, additions, and replacements.

                  9.2.5 Proceeds. All proceeds of the sale or other disposition of any of the Collateral described or referred to in Sections 9.2.1 - 9.2.4. Sale or disposition of Collateral is prohibited except as provided herein.

         9.3. Covenants of Plunkett. Plunkett agrees and covenants as follows:

                  9.3.1 Payment of Principal and Interest. Plunkett shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, any prepayment and late charges provided in the Notes, and all other sums secured by this Agreement and the Notes.

                  9.3.2 Corporate Existence. Plunkett is a corporation duly organized and existing under the laws of the state of California and is duly qualified in every other state in which it is doing business.

                  9.3.3 Corporate Authority. The execution, delivery, and performance of this Agreement, and the execution and payment of the Notes are within Plunkett's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Plunkett's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which Plunkett is a party or by which it is bound.




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BRIDGE LOAN AND SECURITY AGREEMENT
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                  9.3.4 Ownership of Collateral. Plunkett is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

                  9.3.5 Issuance of Shares. That the shares of common stock contemplated to be issued hereby are duly authorized, fully paid and non-assessable.

         9.4 Attorney Certification. Plunkett agrees to deliver to the Investor within ten (10) days of the execution hereof, an opinion of counsel, licensed to practice law in the state of California, that provides substantially as described in Section 9.3.2 - 9.3.5, above.

         9.5 Removal of Collateral Prohibited. Plunkett shall not remove the Collateral from its premises, other than in the ordinary coarse of business, without the written consent of the Investor.

         9.6 Taxes and Assessments. Plunkett will pay or cause to be paid promptly when due all taxes and assessments on the Collateral. Plunkett may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

         9.7 Insurance. Plunkett shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral except accounts receivable, against such risks, and in such form, for such periods, and written by such companies as may be satisfactory to the Investor. All policies of insurance shall have endorsed a loss payable clause acceptable to the Investor or such other endorsements as the Investor may from time to time request, and Plunkett will promptly provide the Investor with the original policies or certificates of such insurance. Plunkett shall promptly notify the Investor of any loss or damage that may occur to the Collateral. The Investor is hereby authorized to make proof of loss if it is not made promptly by Plunkett. All proceeds of any insurance on the Collateral shall be held by the Investor as a part of the Collateral. Such proceeds shall be paid out from time to time upon order of Plunkett for the purpose of paying the reasonable cost of repairing or restoring the property damaged. Any proceeds that have not been so paid out within 120 days following their receipt by the Investor shall be applied to the prepayment of principal on the Notes according to the terms hereof. In the event of failure to provide insurance as herein provided, Investor may, at its option, provide such insurance at Plunkett's expense.

         9.8 Protection of the Investor's Security. If Plunkett fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Investor therein, including, but not limited to eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then the Investor may make such appearance, disburse such sums, and take such action as the Investor deems necessary, in its sole discretion, to protect the Investor's interest, including but not limited to (i) disbursement of attorneys' fees,


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BRIDGE LOAN AND SECURITY AGREEMENT
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(ii) entry upon Plunkett's property to make repairs to the Collateral, and (iii)
procurement of satisfactory insurance. Any amounts disbursed by the Investor pursuant to this Section, with interest thereon, shall become additional indebtedness of Plunkett secured by this Agreement. Unless Plunkett and the Investor agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from Plunkett of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Plunkett under applicable law. Nothing contained in this Section shall require the Investor to incur any expense or take any action.

         9.9 Inspection. The Investor may make or cause to be made reasonable entries upon and inspections of Plunkett's premises to inspect the Collateral.

         9.10 Plunkett and Lien Not Released. From time to time, the Investor may, at the Investor's option, without giving notice to or obtaining the consent of Plunkett or its successors or assigns or of any other lienholder or guarantors, without liability on the Investor's part, and notwithstanding Plunkett's breach of any covenant or agreement of Plunkett in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, consent to any map or plan of the Collateral, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Plunkett to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by the Investor pursuant to the terms of this Section shall not affect the obligation of Plunkett or Plunkett's successors or assigns to pay the sums secured by this Agreement and to observe the covenants of Plunkett contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. Plunkett shall pay the Investor a reasonable service charge, together with such title insurance premiums and attorneys' fees as may be incurred at the Investor's option for any such action if taken at Plunkett's request.

         9.11 Forbearance by the Investor Not a Waiver. Any forbearance by the Investor in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Investor of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Investor's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Investor shall not be a waiver of the Investor's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Investor's receipt of any awards, proceeds or damages as provided in this Agreement


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BRIDGE LOAN AND SECURITY AGREEMENT
Page 8 of 16

operate to cure or waive Plunkett's default in payment of sums secured by this Agreement.

         9.12 Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Plunkett hereby grants the Investors, collectively, a security interest in said items. Plunkett agrees to execute and file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue the Investors' interest in the Collateral, all at Plunkett's expense. The parties agree that such financing statements, extensions and renewals may be filed in the name of, or for the benefit of PAG, on behalf of the Investor and all other holders of the Notes, collectively. Plunkett also agrees that the Investor may file on behalf of the Investors any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. Plunkett shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Investor may reasonably require. Without the prior written consent of the Investor, Plunkett shall not create or allow to be created, pursuant to the Uniform Commercial Code, any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, Investor shall have the remedies of a secured party under the Uniform Commercial Code and, at the Investor's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Investor may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Investor's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

         9.13 Events of Default. The Debtor shall be in default under this Agreement when any of the following events or conditions occurs:

                  9.13.1 Plunkett shall be in default under the Notes or any Note.

                  9.13.2 Plunkett fails to comply with any material term, obligation, covenant, or condition contained in this Agreement and/or in the Sales/Loan Agreement, within 10 days after receipt of written notice from the Secured Party demanding such compliance.

                  9.13.3 Any warranty, covenant, or representation made to the Investors by Plunkett under this Agreement, and under the Bridge Loan Agreements, proves to have been false in any material respect when made or furnished.

                  9.13.4 Any event that results in acceleration of the maturity of any indebtedness


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BRIDGE LOAN AND SECURITY AGREEMENT
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of Plunkett in the outstanding principal amount of $50,000 or more, under any note, indenture, contract, or agreement.

                  9.13.5 Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral, other than those existing as of the date hereof, which is not discharged by the Debtor within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Party.

         9.14 Acceleration in Case of Borrower's Insolvency. If the Debtor shall voluntarily file a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for the Debtor's property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Secured Party may, at the Secured Party's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Debtor, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with the Debtor's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement.

         9.15     Rights of the Investor.

                  9.15.1 Upon default the Investor may require Plunkett to assemble the Collateral and make it available to the Investor at the place to be designated by the Investor which is reasonably convenient to both parties. The Investor may sell all or any part of the Collateral as reasonably necessary to satisfy Plunkett's obligations herunder to Investor, as a whole or in parcels either by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 10.15.1 shall be construed to limit any other of Investor's rights in connection with any and all of the Collateral as provided herein. The Investor may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to rapidly decline in value or is of the type customarily sold on a recognized market, the Investor shall give Plunkett reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

                  9.15.2 Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;


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BRIDGE LOAN AND SECURITY AGREEMENT
Page 10 of 16

                  9.15.3 The sale shall be held in a county in which the Collateral or any part is located or in a county in which Plunkett has a place of business;

                  9.15.4 Payment shall be in cash or by certified check immediately following the close of the sale;

                  9.15.5 The sale shall be by auction, but it need not be by a professional auctioneer;

                  9.15.6 The Collateral may be sold as is and without any preparation for sale.

         9.16 Obligation to Sell Collateral. Notwithstanding any provision of this Agreement, Investor shall be under no obligation to offer to sell the Collateral. In the event any Investor offers to sell the Collateral, there will be no obligation to consummate a sale of the Collateral if, in Investor's reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral. In the event the Investor elects not to sell the Collateral, Investor may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of Plunkett's obligation, subject to Plunkett's rights under such procedures.

         9.17 Receiver. In addition to the rights under this Agreement, in the event of a default by Plunkett, the Investor shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note.

         9.18 Waiver of Marshalling. Notwithstanding the existence of any other security interest in the Collateral held by the Investor or by any other party, the Investor shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. the Investor shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. Plunkett, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waive any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.




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BRIDGE LOAN AND SECURITY AGREEMENT
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         9.19 Provisions of Agreement. Plunkett agrees to comply with the covenants and conditions of this Agreement. All sums disbursed by the Investor to protect the security of this Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from Plunkett of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from Plunkett under applicable law. In case of a breach by Plunkett of the covenants and conditions of the Agreement, the Investor at the Investor's option (i) may invoke any of the rights or remedies provided in the Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.

10. Remedies Cumulative. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order.

11. Waiver of Statute of Limitations. Plunkett hereby waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement.

12.      Notices and Delivery.

         Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed as follows:

         Plunkett:

         Greg Plunkett, Inc., a
         California Corporation
         2200-B Douglas Blvd., Suite 100
         Roseville, CA  95661
         Attn: Greg Plunkett

         The Investor:


         Social Secrity Number:
         Telephone (         )




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BRIDGE LOAN AND SECURITY AGREEMENT
Page 12 of 16

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section. Any deliveries required under this Agreement must be made by personal delivery at the applicable address listed above.

13.      Indemnification.

         13.1 General Agreement. In the event the Investor was, is, or becomes a participant in, or is threatened to be made a participant in, a proceeding arising, in whole or in part, from its duties, rights or obligations described in this agreement, and (i) a material breach of this Agreement by
                  Plunkett: (ii) an untrue statement of a material fact or omission to state a material fact, or allegation of an untrue statement of a material fact or omission to state a material fact, by Plunkett in any documents or information provided to Investor or approved by Plunkett in connection with provision of the Loan or issuance of the Notes, as described herein, which was necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, to the extent such breach, untrue statement or omission is a cause of the loss, claim, damage, liability or expense. Plunkett shall indemnify the Investor from and against any and all expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Plunkett to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by Plunkett's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

         13.2 Expense Advances. If so requested by the Investor, Plunkett shall, within 10 business days after such request, advance all expenses to the Investor. The terms "expenses" shall mean (i) any expense, liability, or loss, including attorney fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement; (ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection; and (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any indemnifiable event.

BRIDGE LOAN AND SECURITY AGREEMENT
Page 13 of 16

         13.3 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that the Investor has been successful on the merits in defense of any proceeding relating in whole or in part to an indemnifiable event or in defense of any issue or matter in such proceeding, the Investor shall be indemnified against all expenses incurred in connection therewith.

         13.4 Partial Indemnification. If the Investor is entitled under any provision of this Agreement to indemnification by Plunkett for a portion of expenses, but not for the total amount of expenses, Plunkett shall indemnify the Investor for the portion to which the Investor is entitled.

         13.5 Indemnification Payment. The Investor shall receive indemnification of expenses from Plunkett in accordance with this Agreement as soon as practicable after the Investor has made written demand on Plunkett for indemnification. If the Investor has not received full indemnification within 30 days after making a demand in accordance with the terms hereof, the Investor shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court in the State of California seeking an initial determination by the court. Plunkett hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section shall be in addition to any other remedies available to the Investor in law or equity. Plunkett shall indemnify the Investor against any and all expenses. If requested by the Investor, Plunkett shall, within 10 business days after such request, advance to the Investor such expenses as are incurred by the Investor in connection with any claim asserted against or action brought by the Investor for:

                  13.5.1 indemnification of expenses or advances of expenses by Plunkett under this Agreement, or any other agreement, or under applicable law, or Plunkett's articles of incorporation or bylaws now or hereafter in effect relating to indemnification for indemnifiable events; or

                  13.5.2 recovery under directors' and officers' liability insurance policies maintained by Plunkett, for amounts paid in settlement if the independent counsel has approved the settlement.

         13.6 Plunkett shall not settle any proceeding in any manner that would impose any penalty or limitation on the Investor without the Investor's written consent. Neither Plunkett nor the Investor will unreasonably withhold its consent to any proposed settlement. Plunkett shall not be liable to indemnify the Investor under this Agreement with regard to any judicial award if Plunkett was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, Plunkett's liability under this Agreement shall not be excused if

BRIDGE LOAN AND SECURITY AGREEMENT
Page 14 of 16

                  participation in the proceeding by Plunkett was barred by this Agreement.

14.      Entire Agreement.

         This Agreement, the Note, and the Security Agreement, and all exhibits and attachments thereto, contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

15.      Agreement Binding.

         This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

16.      Amendment and Modification.

         Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

17.      Attorney Fees.

         In the event arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, or appellate court.

18.      Arbitration.

         If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the Parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by binding arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The parties hereto each jointly and severally waive any and all rights to appeal the judgement or award of such arbitrator.

BRIDGE LOAN AND SECURITY AGREEMENT
Page 15 of 16

19.      Law Governing.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

20.      Titles and Captions.

         All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

21.      Further Action.

         The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

                                           "INVESTOR"





Dated:                   , 1995     By:
                                        ---------------------------



                                            GREG PLUNKETT, INC.
                                            A CALIFORNIA CORPORATION





Dated:                     , 1995   By:

                                        ---------------------------
                                            Title:

                                        ---------------------------

                                   EXHIBIT A

                                PROMISSORY NOTE

                     IN THE PRINCIPAL AMOUNT OF $_________

                                 PROMISSORY NOTE

                                   Dated as of
                                                                , 1995
Amount : $


                  FOR VALUE RECEIVED, the undersigned, Greg Plunkett, Inc., a California corporation ("Maker"), promises to pay to the order of ("Lender"), the principal sum of $___________, (the "Amount Advanced") on or before ____________________, 1996 (the "Maturity Date"), which principal sum shall be advanced to Maker by Lender as set forth herein.

                  1.       Advance of Funds.

                           Lender shall, upon the execution of the accompanying
Bridge Loan Agreement, advance to Maker an amount not less than $____________ ("Advance").

                  2.       Interest Rate.

                           The unpaid Amount Advanced under this Promissory Note
shall bear interest at a rate of
fifteen percent (15%) per anum, payable in four equal installments on March 31, June 30, September 30, and December 31, fifteen (15) days after the end of each calendar quarter.

                  3.       Computation.

                           Interest chargeable hereunder shall be calculated
from the date each Incremental Advance shall have been made, on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

                  4.       Payments.

                           Except as otherwise set forth in the Bridge Loan and
Security Agreement, by and between Maker and Lender, dated , 1995 ("Bridge Loan Agreement"), and as set forth herein, the unpaid Amount Advanced under this Promissory Note plus all accrued but unpaid interest thereon shall be payable on the Maturity Date.

                  5.       Voluntary Prepayment.

                           Maker may, at any time, upon five (5) Business Days
prior written notice to Lender, prepay
the unpaid Amount Advanced evidenced by this Promissory Note, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

                  6.       Lawful Money; Designated Places of Payment.

                  All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at Lender's designated address not later than 6:00 p.m., Pacific time, on the day of payment.



                                 PROMISSORY NOTE
                                  PAGE 1 OF 3

                  7.       Waivers.

                  Except as set forth elsewhere herein or in the Bridge Loan Agreement, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

                  8.       DEFAULT; SECURITY INTERESTS.

                  IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE BRIDGE LOAN AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF THIS PROMISSORY NOTE, TOGETHER WITH INTEREST ACCRUED HEREON, SHALL BE DUE AND PAYABLE AS PROVIDED IN THE LOAN AND SECURITY AGREEMENT, WITHOUT PRESENTMENT, DEMAND, PROTEST, OR NOTICE OF PROTEST, OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED. IT IS FURTHER UNDERSTOOD THAT THIS NOTE IS SECURED BY, AMONG OTHER THINGS, ANY OF THE SECURITY INTERESTS GRANTED TO LENDER UNDER THE LOAN AND SECURITY AGREEMENT AND UNDER ANY OTHER AGREEMENT BETWEEN LENDER AND MAKER WHICH IS EXECUTED IN CONNECTION WITH THE LOAN AND SECURITY AGREEMENT, IN CONNECTION HEREWITH, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER ("COLLATERAL DOCUMENTS"). ALL OF THE COVENANTS, CONDITIONS, WARRANTIES, REPRESENTATIONS AND AGREEMENTS CONTAINED IN SUCH COLLATERAL DOCUMENTS, ARE HEREBY INCORPORATED HEREIN AND MADE A PART HEREOF.

                  9.       Maximum Interest Rate.

                  Notwithstanding anything to the contrary contained in this Promissory Note, Maker shall not be obligated to pay, and the holder hereof shall not be entitled to charge, collect, receive, reserve, or take interest ("interest" being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid under this Promissory Note) in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate; provided, however, that, if the interest rate declines below such maximum rate, interest shall continue to accrue and be payable at such maximum rate (so long as there remains any unpaid principal balance due under this Note) until the interest that has been paid on this Note equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the interest rate specified in this Note.

                  For purposes of this Promissory Note, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between Maker and the holder of this Promissory Note which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Promissory Note, including laws of the State of California and, to the extent controlling, laws of the United States of America.

                  10.      Attorneys' Fees.

                  In the event it should become necessary to employ counsel to collect this Promissory Note, Maker agrees to pay the attorneys' fees and costs of the holder hereof, irrespective of whether suit is brought.

                  11.      Capitalized Terms.

                  Any and all capitalized terms used in this Promissory Note and not separately defined herein shall have the meaning ascribed thereto in the Bridge Loan Agreement.

                                 PROMISSORY NOTE
                                   PAGE 2 OF 3

                  12.      Section Headings.

                           Headings and numbers have been set forth for
convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Promissory Note.

                  13.      Amendments in Writing.

                  This Promissory Note may not be changed, modified, amended, or terminated orally.

                  14.      CHOICE OF LAW; WAIVER OF TRIAL BY JURY.

                  THIS PROMISSORY NOTE AND ALL TRANSACTIONS HEREUNDER AND/OR EVIDENCED HEREBY SHALL BE GOVERNED BY, CONSTRUED UNDER, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. MAKER HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS PROMISSORY NOTE.

Made and Executed at
                               Greg Plunkett Inc.
                               a California Corporation




                                                     By
                                                        -------------------

                                                     Title:
                                                        -------------------

                                PROMISSORY NOTE
                                   PAGE 3 OF 3

                                    EXHIBIT B

                             GUARANTEE OF REPAYMENT

                     BY THE PACIFIC ACQUISITION GROUP, INC.



                                 PROMISSORY NOTE
                                   PAGE 4 OF 3

GUARANTEE AGREEMENT


Amount :  $                                 Dated as of
                                                , 1995
BORROWER : GREG PLUNKETT, INC., A CALIFORNIA CORPORATION

LENDER :                                   , an individual

GUARANTOR : THE PACIFIC ACQUISITION GROUP, INC., A COLORADO CORPORATION


                  FOR GOOD AND VALUABLE CONSIDERATION, the undersigned, Pacific Acquisition Group, Inc., a Colorado Corporation ("Guarantor"), hereby promises to issue or cause to be issued to , an individual (the "Lender") or his order, shares of Series B Convertible Preferred Stock of Guarantor at the rate of one share of PAG Stock per $6.50 the principal amount of Indebtedness, as defined below, of Greg Plunkett, Inc., a California Corporation (the "Borrower"), on the terms and conditions set forth in this Guarantee.

1.       Definitions.

         The following words shall have the following meanings when used in this
Guarantee:

         Borrower:                  The word "Borrower" shall mean Greg
Plunkett, Inc., a California corporation.

         Default: The word "Default" shall mean the occurrence of any incidence of default as described in the Bridge Loan and Security Agreement entered into by and between Lender and Borrower, dated __________________, 1995,
                                    (the "Bridge Loan Agreement").

         Lender:                    The word "Lender" shall mean          .

         Guarantor:                 The word "Guarantor" shall mean PACIFIC
                                    ACQUISITION GROUP, INC.

         Guarantee:                 The word "Guarantee" shall mean this
                                    Guarantee Agreement between Guarantor and
                                    Lender.

         Indebtedness:              The word "Indebtedness" shall mean the
                                    outstanding principal advanced by Lender to Borrower on _________________, 1995, pursuant to the Bridge Loan Agreement, in the principal amount of $___________, dated
                                    _______________, 1995, and as evidenced by a
                                    Promissory Note executed _______________,
                                    1995 (the "Note"), by Borrower in favor of Lender, due and payable in full on _________________, 1996, bearing interest at a rate of fifteen (15%) percent per annum.

2.       Nature of Guarantee.

         Upon Default of the Note by Borrower, and subject to the terms hereof, Guarantor hereby agrees to issue to Lender shares of Series B Convertible Preferred Stock of Pacific Acquisition Group, Inc. ("PAG Stock") at the rate of one share of PAG Stock per $6.50 of Indebtedness of Borrower that remains outstanding upon such Default. Guarantor's liability under this Guarantee shall be open and continuous for as long as any portion of the principal balance on the Note, and any accrued and unpaid interest thereon, remains outstanding. No payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with the remaining portions

                               GUARANTEE AGREEMENT
                                   PAGE 1 OF 4
of the Indebtedness as of yet unpaid by Borrower.

3.       Conditions Precedent to Obligations of Guarantor.

         Notwithstanding any other provision hereof, the obligation of Guarantor to issue PAG Stock in connection with the Default of the Note by Borrower shall be contingent upon, and subject to the occurrence of the following:

         3.1 The agreement by the Lender to (i) assign all right, title and interest in the Note to Guarantor, and (ii) grant to Guarantor any and all subrogation rights that Investor may have in connection with the Note, in the form attached hereto as Exhibit A.

         3.2 Exhaustion of all reasonable collection efforts by Lender against Borrower, including foreclosing on all liens and security interests in any and all collateral granted to Lender in connection with the Bridge Loan Agreement; and

         Lender hereby acknowledges that the PAG Stock may not be sold, transferred, or otherwise disposed of by an investor without the prior written consent of the Guarantor. Before giving such consent, Guarantor may require an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel, to be obtained at the expense of the transferor, acceptable to the company, to the effect that such registration is not required. Any such sales must also comply with any applicable state securities requirements. Certificates for the securities will bear a legend to that effect.

4.       Duration of Guarantee.

         This Guarantee will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until the earlier of (i) payment in full and satisfaction of all Indebtedness incurred or contracted, or (ii) revocation of the agency of Pacific Acquisition Group, Inc. by Lender, as described in the Bridge Loan Agreement, the terms of which are incorporated herein by reference. If Guarantor elects to revoke this Guarantee, Guarantor may only do so in writing. Guarantor's writing of revocation must be delivered to Lender at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guarantee will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation the term "new Indebtedness" does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due.

         This Guarantee will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor's written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor's revocation, are contemplated under this Guarantee and, specifically will not be considered to be new Indebtedness.

5.       Guarantor's Representations and Warranties.

         Guarantor represents and warrants to Lender that (a) this Guarantee is executed at Borrower's request and not at the request of Lender; (b) Lender has made no representation to Guarantor as to the credit worthiness of Borrower; (c) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information provided to Lender is true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements; (d) Guarantor is a Colorado corporation, existing in good standing and qualified to do business in California; and (e) the PAG Shares will be validly issued, fully paid and non assessable.

                               GUARANTEE AGREEMENT
                                   PAGE 2 OF 4

         Lender agrees to notify Guarantor of any facts, events, or circumstances which might materially affect Guarantor's risks under this Guarantee. Guarantor agrees that, absent a request for information, Lender shall have no additional obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

6.       Guarantor's Waivers.

         Except as prohibited by applicable law, Guarantor also waives any and all rights or defenses arising by reason of (a) any disability or other defense of Borrower, any other guarantor or surety or any other person; (b) the cessation for any cause whatsoever, other than payment in full, of the Indebtedness; (c) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (d) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (e) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guarantee on Indebtedness incurred prior to such revocation.

7.       Agreement Binding.

         This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

8.       Amendment and Modification.

         Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

9.       Attorney Fees.

         In the event arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, or appellate court.

10.      Arbitration.

         If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the Parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by binding arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The parties hereto each jointly and severally waive any and all rights to appeal the judgement or award of such arbitrator.



                              GUARANTEE AGREEMENT
                                  PAGE 3 OF 4

11.      CHOICE OF LAW; WAIVER OF TRIAL BY JURY.

         THIS GUARANTEE AND ALL TRANSACTIONS HEREUNDER AND/OR EVIDENCED HEREBY SHALL BE GOVERNED BY, CONSTRUED UNDER, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. MAKER HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE.

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS GUARANTEE AND AGREES TO ITS TERMS. IN ADDITION, THE GUARANTOR UNDERSTANDS THAT THIS GUARANTEE IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTEE TO LENDER AND THAT THE GUARANTEE WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN "DURATION OF GUARANTEE." NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTEE EFFECTIVE.


Made and Executed at                                 GUARANTOR:

                                            PACIFIC ACQUISITION GROUP, INC.
                                            a Colorado Corporation



                                            By:
                                                --------------------
                                            Title:
                                                --------------------

                              GUARANTEE AGREEMENT
                                  PAGE 4 OF 4

                                    EXHIBIT A

                                   ASSIGNMENT

                                   ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned hereby assigns transfers all of the undersigned's right, title and interest in and to the following:

         1. The Bridge Loan and Security Agreement by and between the undersigned and Greg Plunkett, Inc., a California corporation,, dated ____________________, 1995, a true and correct copy of which is attached hereto as Exhibit A, and

         2. The Promissory Note executed ____________________, 1995 (the "Note"), by Greg Plunkett, Inc., a California corporation, in favor of the undersigned, in the principal amount of $____________, due and payable in full on ________________,
                  1996, bearing interest at a rate of fifteen (15%) percent per annum, a true and correct copy of which is attached hereto as Exhibit B.



Dated: _________________________            By:_________________________________